UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On February 6 and 14, 2012, the Compensation Committee of the Board (the “Compensation Committee”) took the following actions with respect to 2012 performance award targets and 2012 base salaries.

2012 Performance Award Targets:

The Compensation Committee approved modified performance award target amounts effective for full-year 2012 for the executive officers set forth below (effective February 14, 2012 for Gil Borok and Michael J. Lafitte and February 20, 2012 for Brett White):

Name	2012 Bonus Target
Brett White Chief Executive Officer	$1,950,000
Gil Borok Chief Financial Officer	$475,000
Michael J. Lafitte President—Americas	$810,000

2012 Annual Base Salary Changes:

The Compensation Committee modified the 2012 base salaries for Messrs. White and Borok, effective February 20, 2012 for Mr. White and February 14, 2012 for Mr. Borok, on a prospective basis as follows (an increase of $125,000 and $40,000, respectively):

Name	2012 Base Salary
Brett White Chief Executive Officer	$975,000
Gil Borok Chief Financial Officer	$540,000

The revised salaries and performance award target increases were based on a compensation study conducted by the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. The Company intends to provide additional information regarding the compensation awarded to its executive officers for the year ended December 31, 2011 in the Proxy Statement for the Company’s 2012 annual meeting of stockholders, which takes place on May 8, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer